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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-156433 and No. 333-119661) and Form S-3 (No. 333-151134 and No.333-174845) of Uranium Resources, Inc. of our report dated March 12, 2012, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2011.

/s/ Hein & Associates LLP
Dallas, Texas
March 12, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm